Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Appreciate Holdings Inc:

We consent to the use of our report dated July 13, 2022, except Note 1, 5 and 14, as to which the date is October 17, 2022, with respect to the consolidated financial statements of RW National Holdings, LLC and Subsidiaries contained in this Amendment No. 2 to registration statement and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Boulay PLLP

Minneapolis, Minnesota
February 13, 2023